Exhibit 99.1

FICO Announces Earnings of $3.84 per Share for First Quarter Fiscal 2023

Revenue of $345 million vs. $322 million in prior year

BOZEMAN, Mont.--(BUSINESS WIRE)--January 26, 2023--FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2022.

First Quarter Fiscal 2023 GAAP Results

Net income for the quarter totaled $97.6 million, or $3.84 per share, versus $85.0 million, or $3.09 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $92.4 million versus $124.9 million in the prior year period.

First Quarter Fiscal 2023 Non-GAAP Results

Non-GAAP Net Income for the quarter was $108.5 million versus $101.9 million in the prior year period. Non-GAAP EPS for the quarter was $4.26 versus $3.70 in the prior year period. Free cash flow was $91.6 million for the current quarter versus $124.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned “Non-GAAP Results” and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

First Quarter Fiscal 2023 GAAP Revenue

The company reported revenues of $344.9 million for the quarter as compared to $322.4 million reported in the prior year period.

“We had a strong start to our Fiscal 2023,” said Will Lansing, chief executive officer. “We continue to deliver earnings growth, and are pleased with the progress we are making on our strategic initiatives.”

Revenues for the first quarter of fiscal 2023 for the company’s two operating segments were as follows:

  Software revenues, which include the company’s analytics and digital decisioning technology, as well as associated professional services, were $166.9 million in the first quarter, compared to $152.9 million in the prior year period, an increase of 9%, due to increased recurring revenue, partially offset by a decrease in professional services. Software Annual Recurring Revenue was up 11% year-over-year, consisting of 46% platform ARR growth and 4% non-platform growth. Software Dollar-Based Net Retention Rate was 110% in the first quarter, with platform software at 130% and non-platform software at 103%.
  Scores revenues, which include the company’s business-to-business (B2B) scoring solutions, and business-to-consumer (B2C) scoring solutions, were $178.0 million in the first quarter, compared to $169.5 million in the prior year period, an increase of 5%. B2B revenue increased 11%, driven largely by a multi-year license renewal as well as increases in unit prices and in card and personal loan originations volumes, partially offset by declines in mortgage originations volumes. B2C revenue decreased 6% from the prior year period due to lower volumes at myFICO.com.

Outlook

The company is reiterating the following guidance for fiscal 2023:

Fiscal 2023 Guidance
Revenues	$1.463 billion
GAAP Net Income	$401 million
GAAP EPS	$16.00
Non-GAAP Net Income	$487 million
Non-GAAP EPS	$19.42

The Non-GAAP financial measures are described in the financial table captioned “Reconciliation of Non-GAAP Guidance.”

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2023 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through January 26, 2024.

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 200 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 120 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

For FICO news and media resources, visit www.fico.com/news.

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of COVID-19 on macroeconomic conditions and FICO’s business, operations and personnel, the success of the Company’s business strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, the effects of, and any changes in, laws and regulations applicable to the Company’s business or its customers, the failure to protect data privacy and security, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments in global economic conditions or in the markets we serve. Additional information on these risks and uncertainties and other factors that could affect FICO's future results are described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2022 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2022	2022
ASSETS:
Current assets:
Cash and cash equivalents	$139,856	$133,202
Accounts receivable, net	308,234	322,410
Prepaid expenses and other current assets	35,732	29,103
Total current assets	483,822	484,715

Marketable securities and investments	27,538	25,650
Property and equipment, net	14,976	17,580
Operating lease right-of-use-assets	32,366	36,688
Goodwill and intangible assets, net	773,197	763,084
Other assets	126,794	114,317
	$1,458,693	$1,442,034

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable and other accrued liabilities	$68,216	$83,521
Accrued compensation and employee benefits	59,876	97,893
Deferred revenue	126,896	120,045
Current maturities on debt	100,000	30,000
Total current liabilities	354,988	331,459

Long-term debt	1,820,666	1,823,669
Operating lease liabilities	32,400	39,192
Other liabilities	52,734	49,661
Total liabilities	2,260,788	2,243,981

Stockholders' deficit	(802,095)	(801,947)
	$1,458,693	$1,442,034

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2022	2021
Revenues:
On-premises and SaaS software	$144,560	$126,338
Professional services	22,322	26,536
Scores	177,988	169,487
Total revenues	344,870	322,361

Operating expenses:
Cost of revenues	76,569	69,203
Research & development	36,633	38,980
Selling, general and administrative	92,995	98,048
Amortization of intangible assets	275	544
Gain on product line asset sale	(1,941)	-
Total operating expenses	204,531	206,775
Operating income	140,339	115,586
Other expense, net	(22,436)	(10,766)
Income before income taxes	117,903	104,820
Provision for income taxes	20,260	19,861
Net income	$97,643	$84,959

Basic earnings per share:	$3.90	$3.13
Diluted earnings per share:	$3.84	$3.09

Shares used in computing earnings per share:
Basic	25,045	27,167
Diluted	25,443	27,524

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net income	$97,643	$84,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,280	5,227
Share-based compensation	29,702	29,878
Changes in operating assets and liabilities	(33,250)	(4,171)
Gain on product line asset sale	(1,941)	-
Other, net	(3,994)	8,988
Net cash provided by operating activities	92,440	124,881

Cash flows from investing activities:
Purchases of property and equipment	(850)	(895)
Net activity from marketable securities	(2,165)	(2,634)
Proceeds from product line asset sales, net of cash transferred	(7,575)	2,257
Net cash used in investing activities	(10,590)	(1,272)

Cash flows from financing activities:
Proceeds from revolving line of credit and term loan	169,000	620,000
Payments on revolving line of credit and term loan	(102,750)	(788,000)
Proceeds from issuance of senior notes	-	550,000
Proceeds from issuance of treasury stock under employee stock plans	1,995	550
Taxes paid related to net share settlement of equity awards	(72,865)	(47,024)
Repurchases of common stock	(75,004)	(482,755)
Other, net	-	(8,200)
Net cash used in financing activities	(79,624)	(155,429)

Effect of exchange rate changes on cash	4,428	(1,377)

Increase (decrease) in cash and cash equivalents	6,654	(33,197)
Cash and cash equivalents, beginning of period	133,202	195,354
Cash and cash equivalents, end of period	$139,856	$162,157

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2022	2021

GAAP net income	$97,643	$84,959
Amortization of intangible assets	275	544
Gain on product line asset sale	(1,941)	-
Share-based compensation expense	29,702	29,878
Income tax adjustments	(6,914)	(7,493)
Excess tax benefit	(10,304)	(5,957)
Non-GAAP net income	$108,461	$101,931

GAAP diluted earnings per share	$3.84	$3.09
Amortization of intangible assets	0.01	0.02
Gain on product line asset sale	(0.08)	-
Share-based compensation expense	1.17	1.09
Income tax adjustments	(0.27)	(0.27)
Excess tax benefit	(0.40)	(0.22)
Non-GAAP diluted earnings per share	$4.26	$3.70

Free cash flow
Net cash provided by operating activities	$92,440	$124,881
Capital expenditures	(850)	(895)
Free cash flow	$91,590	$123,986

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2023 Guidance

GAAP net income	$401
Amortization of intangible assets	1
Share-based compensation expense	120
Income tax adjustments	(30)
Excess tax benefit	(5)
Non-GAAP net income	$487

GAAP diluted earnings per share	$16.00
Amortization of intangible assets	0.04
Share-based compensation expense	4.78
Income tax adjustments	(1.21)
Excess tax benefit	(0.20)
Non-GAAP diluted earnings per share	$19.42

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude, to the extent applicable, such items as the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

Contacts

Investors/Analysts:
Steve Weber
Fair Isaac Corporation
(800) 459-7125
investor@fico.com